AMENDMENT NO. 1

Dated as of February 1, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of February 1, 2004

among

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,

Depositor

UBS REAL ESTATE SECURITIES INC.,
Transferor

WELLS FARGO BANK, N.A.,

Master Servicer and Custodian

U.S. BANK NATIONAL ASSOCIATION,

Custodian

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

Trustee

MASTR ALTERNATIVE LOAN TRUST 2004-2

MORTGAGE PASS THROUGH CERTIFICATES, Series 2004-2

THIS AMENDMENT NO. 1, dated as of February 1, 2004 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2004, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the “Depositor”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the “Transferor”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”) and as a custodian (in such capacity, a “Custodian”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as a custodian (a “Custodian”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Transferor, the Master Servicer, the Custodians and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, Section 10.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to cure any error or ambiguity;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

ARTICLE II

Amendments to Schedule II.

1.

The following subparagraphs are added after subparagraph (xxxiv) as subparagraphs (xxxv) through (xl):

(xxxv)

There is no Group 6 Mortgage Loan in the Trust that was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.  There is no Group 6 Mortgage Loan in the Trust that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(xxxvi)

No Group 6 Mortgage Loan in the Trust is a “high cost home,” “covered” (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xxxvii)

No proceeds from any Group 6 Mortgage Loan underlying the security were used to finance single-premium credit insurance policies;

(xxxviii)

No subprime  Group 6 Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years.  Any Mortgage Loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(xxxix)

The Servicer for each Group 6 Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

(xl)

The original principal balance of each Group 6 Mortgage Loan is within Freddie Mac’s dollar amount limits for conforming one- to four-family Mortgage Loans.

ARTICLE III

Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Transferor, the Master Servicer, the Custodians and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

ARTICLE IV

Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Transferor, the Master Servicer, the Custodians and the Trustee.

ARTICLE V

Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

ARTICLE VI  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

ARTICLE VII  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

ARTICLE VIII  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Trustee, the Transferor, the Master Servicer and the Custodians have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC., as Depositor

By: /s/ Steve Warjanka

Name:  Steve Warjanka

Title:  Associate Director

By: /s/ Glenn McIntyre

Name:  Glenn McIntyre

Title:  Associate Director

UBS REAL ESTATE SECURITIES INC., as

Transferor

By: /s/ Steve Warjanka

Name:  Steve Warjanka

Title:  Associate Director

By: /s/ Glenn McIntyre

Name:  Glenn McIntyre

Title:  Associate Director

WACHOVIA BANK, NATIONAL

ASSOCIATION, as Trustee

By: /s/ Gregory J. Yanok

Name:  Gregory J. Yanok

Title:  Vice President

WELLS FARGO BANK, N.A., as Master Servicer

and Custodian

By: /s/ Michael Watchke

Name:  Michael Watchke

Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION, as

 Custodian

By: /s/ Judy M. Spahn

Name:  Judy M. Spahn

Title:  Vice President